Exhibit 99.1

CTG to Announce Fourth Quarter and Fiscal Year 2018

Financial Results on February 19

BUFFALO, N.Y., February 13, 2019 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced it will release fourth quarter and fiscal year 2018 financial results on Tuesday, February 19, 2019, before the market opens, followed by a conference call to discuss the Company’s financial results and business outlook at 11:00 a.m. Eastern Time. Interested parties can dial 1-800-230-1059 beforehand and enter the conference ID number, 462173. A webcast will also be available in the Investors section of CTG’s website: http://www.ctg.com.

A replay of the call will be available between 1:00 p.m. Eastern Time on February 19, 2019, and 11:59 p.m. Eastern Time on February 22, 2019, by dialing 1-800-475-6701 and entering the conference ID number, 462173. The webcast will also be archived on CTG’s website at events and presentations for at least 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368